Exhibit 99.1 PRESS RELEASE CONTACT: Mike Smith, CFA 719-637-5773 michael.smith@vectrus.com Vectrus Announces Strong 2018 Results; On Track to Achieve Five-Year Growth Plan of $2.5 Billion in Revenue and 7% EBITDA Margin • Fourth quarter revenue $330 million, up 11%; Diluted EPS $0.89 • Full-year revenue $1,279 million, up 15%; Diluted EPS $3.10 • Contract bookings of $1.4 billion including approximately $350 million of new business in 2018 • Diversified client and geographic portfolio through growth; Achieved revenue growth of 50% with the Air Force and 60% in U.S. and Europe • Strong cash performance and low leverage ratio provides flexibility for continued strategic execution COLORADO SPRINGS, Colo., February 26, 2019 — Vectrus, Inc. (NYSE:VEC) announced fourth quarter and full-year 2018 financial results. For the fourth quarter, revenue was $330 million, operating income was $12.6 million (3.8% margin), GAAP diluted earnings per share (EPS) were $0.89 and adjusted diluted EPS1 were $0.73. For the full year, revenue was $1,279 million, operating income was $48.3 million (3.8% margin), diluted EPS were $3.10 and adjusted diluted EPS1 were $2.94. Net cash provided by operating activities for 2018 was $40 million. “We reported strong fourth quarter and full-year 2018 financial results,” said Chuck Prow, president and chief executive officer of Vectrus. “In the fourth quarter, we achieved 11% revenue growth year- over-year as we phased in approximately $350 million of new contract awards won in 2018. Additionally, our 2018 full-year revenue increased 15%, which represents our strongest year-over- year growth rate since becoming a public company. We also had strong cash flow in the fourth quarter, which resulted in approximately $40 million in net cash provided by operating activities for the year.” “During 2018, we positioned Vectrus as a higher value, growth-oriented platform through several new wins, significantly expanding our client and geographic footprint,” Prow explained. “We continued to advance our Air Force growth campaign and in 2018 grew our revenue with this important client by almost 50%. We are proud of our progress serving the Air Force client and notably our recent $84 million contract award to provide support services at Sheppard Air Force Base, which builds on our Maxwell and Keesler contract wins and makes Vectrus the largest full and open base operations support services provider to the Air Education and Training Command.” 1

Exhibit 99.1 “We plan to replicate our Air Force success through additional growth campaigns,” said Prow. “We are seeing early progress with our recent U.S. Navy client campaign and in the fourth quarter were awarded a new $60 million two-year task order to provide support services at Naval Station Guantanamo Bay, Cuba. Importantly, this base operations support services task order builds on our existing IT and engineering work with the Navy, which includes providing a full range of network support services to the U.S. Navy's afloat force and Electromagnetic Effects Engineering. We look forward to further expanding our relationship with this important client.” “The ability to execute our margin improvement story is becoming a reality as most of our new business awards in 2018 were fixed-price,” Prow explained. “With approximately 60% of our 2018 new awards being fixed price in nature, we have the ability, through technology insertion to apply Vectrus solutions to generate better client outcomes while improving margins.” “Our teams continue to execute well, with high levels of client satisfaction,” said Prow. “Notably, we recently received our K-BOSSS contractor performance assessment report from our Army client and I’m proud to announce that we once again received the highest possible ratings across all evaluated areas. This is a highly complex program and I’d like to thank our client for their continued confidence in our ability to support this critical mission.” "On January 17, 2019, we were notified by the U.S. government of its intent to exercise an option to extend the K-BOSSS contract until March 28, 2020 with an additional six-month option period through September 28, 2020," Prow explained. “Vectrus is the largest services provider to the DoD in the CENTCOM area of responsibility with incumbency on a major portion of the CENTCOM workload expected under the LOGCAP V construct,” said Prow. “Importantly, during 2018 we continued to solidify our position in CENTCOM through additional new contract wins in Kuwait, Jordan, and United Arab Emirates. We believe that Vectrus is uniquely positioned to win the LOGCAP V CENTCOM area of responsibility and would provide significant continuity and mission assurance to the DoD.” Full-Year 2018 Results • Revenue $1,279 million, $164.5 million or 15% increase year-over-year • Operating income $48.3 million • Operating margin 3.8% • Diluted EPS $3.10 • Net cash provided by operating activities $40 million Full-year 2018 revenue of $1,279 million increased $164.5 million or 15% compared to 2017. The increased revenue was attributable mainly to activity in our U.S. programs of $103.2 million (consisting of a $112.3 million increase related to our acquisition of SENTEL), $45.1 million from our European programs and $16.2 million from our Middle East programs. 2

Exhibit 99.1 “Our full-year 2018 financial results show significant growth compared to 2017 and are demonstrative of our strategy to grow Vectrus into a higher value, growth-oriented platform," said Matt Klein, chief financial officer of Vectrus. "We reached several public company milestones in 2018 with record revenue, operating margin, adjusted diluted EPS1 (excluding one-time tax benefits) and operating cash flow. We made great progress in 2018 and remain on track for the achievement of our five-year financial plans." Operating income was $48.3 million or 3.8% operating margin for the full-year 2018, compared to $41.2 million or 3.7% in 2017. Full-year 2018 diluted EPS were $3.10 compared to $5.31 in 2017. Adjusted diluted EPS1 for 2018 and 2017 were $2.94 and $2.17. Net cash provided by operating activities for the year ended December 31, 2018 was $40.1 million, an increase of $4.7 million compared to 2017. Days sales outstanding (DSO) was 63 days in 2018. The Company ended 2018 with total debt of $75.0 million, which was down $4.0 million from $79.0 million at the end of 2017. The Company also ended the year with cash of $66.1 million. As of December 31, 2018, the Company had a total consolidated indebtedness to consolidated EBITDA (total leverage ratio) of 1.25x to 1.00x. “Our strong financial performance, strategic execution, and capital allocation activities in 2018 significantly enhanced our positioning,” said Klein. “During the year we successfully won approximately $350 million of new business, completed the acquisition and integration of SENTEL, and reduced our overall leverage profile.” The Company ended 2018 with total backlog of $3.0 billion and funded backlog of $688.6 million. 3

Exhibit 99.1 2019 Guidance 2019 guidance details include: “We expect annual revenue to be in the range of $1,300 million to $1,330 million with a mid- point of $1,315 million which assumes the full-year extension of K-BOSSS, our largest contract as a percentage of revenue," said Klein. "Full-year operating margin is expected at 3.8% to 4.2% and net income is expected to be in the range of $35.3 million to $40.4 million. We expect to see diluted EPS in the range of $3.07 to $3.51 per share and net cash provided by operating activities is expected at $40.0 million to $46.0 million. Our 2019 guidance assumes interest expense of $4.7 million, capital expenditures of approximately $8.5 million, depreciation and amortization expense of $4.1 million, mandatory debt payments of $4.5 million, a tax rate of 21 percent and weighted average diluted shares outstanding of 11.5 million at December 31, 2019.” $ millions, except for operating margin, EBITDA margin, and per share amounts 2019 Guidance 2019 Mid Revenue $ 1,300 to $ 1,330 $ 1,315 Operating Margin 3.8% to 4.2% 4.0% EBITDA Margin 4.1% to 4.5% 4.3% Net Income $ 35.3 to $ 40.4 $ 37.9 Diluted EPS 2 $ 3.07 to $ 3.51 $ 3.29 Cash Provided by Operating Activities $ 40.0 to $ 46.0 $ 43.0 The Company notes that forward-looking statements of future performance made in this release, including 2019 guidance, the potential for winning LOGCAP V CENTCOM award and the five-year growth plan are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below. Investor Call Management representatives will conduct an investor briefing and conference call at 4:30 p.m. ET on Tuesday, February 26, 2019. 4

Exhibit 99.1 U.S.-based participants may dial into the conference call at 877-407-0792, while international participants may dial 201-689-8263. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com. A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through March 12, 2019, at 844-512-2921 (domestic) or 412-317-6671 (international) with pass code 13687137. Footnotes: 1 See appendix for reconciliation. 2 2019 EPS guidance is calculated using estimated weighted average diluted common shares outstanding for the year ending December 31, 2019 of 11.5 million. About Vectrus Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides facility and logistics services and information technology and network communication services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,700 employees spanning 129 locations in 22 countries. In 2018, Vectrus generated sales of $1.3 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube. Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements in 2019 Guidance above about our revenue, operating margin, net income, diluted EPS and net cash provided by operating activities for 2019 and other assumptions contained therein for purposes of such guidance, other statements about our five- year growth plan, revenue and DSO, our credit facility, debt payments, expense savings, contract opportunities, bids and awards, including the potential for winning LOGCAP V CENTCOM award, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties 5

Exhibit 99.1 that could cause actual results to differ materially from the results contemplated by the forward- looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our mix of cost-plus, cost- reimbursable, and firm-fixed price contracts; our dependence on the U.S. government and the importance of our maintaining a good relationship with the U.S. government, our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain and renew our existing contracts; protests of new awards; any acquisitions, investments or joint ventures, including the integration of SENTEL Corporation into our business; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations; changes in, or delays in the completion of, U.S. or international government budgets or government shutdowns; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental, health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions, including under the Tax Cuts and Jobs Act, or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles, including changes related to Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606); accounting estimates made in connection with our contracts; the adequacy of our insurance coverage; the volatility of our stock price; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, - “Risk Factors,” and elsewhere in our 2018 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 6

Exhibit 99.1 VECTRUS, INC. CONSOLIDATED STATEMENTS OF INCOME Year Ended December 31, (In thousands, except per share data) 2018 2017 2016 Revenue $ 1,279,304 $ 1,114,788 $ 1,190,519 Cost of revenue 1,164,609 1,012,840 1,083,607 Selling, general and administrative expenses 66,372 60,728 64,086 Operating income 48,323 41,220 42,826 Interest expense, net (5,071) (4,640) (5,639) Income from operations before income taxes 43,252 36,580 37,187 Income tax expense (benefit) 7,956 (22,917) 13,532 Net income $ 35,296 $ 59,497 $ 23,655 Earnings per share Basic $ 3.14 $ 5.40 $ 2.21 Diluted $ 3.10 $ 5.31 $ 2.16 Weighted average common shares outstanding - basic 11,224 11,021 10,714 Weighted average common shares outstanding - diluted 11,378 11,209 10,974 7

Exhibit 99.1 VECTRUS, INC.CONSOLIDATED BALANCE SHEETS December 31, (In thousands, except share information) 2018 2017 Assets Current assets Cash $ 66,145 $ 77,453 Receivables 232,119 174,995 Costs incurred in excess of billings — 12,751 Other current assets 15,063 6,747 Total current assets 313,327 271,946 Property, plant, and equipment, net 13,419 3,733 Goodwill 233,619 216,930 Intangible assets, net 8,630 121 Other non-current assets 3,248 2,821 Total non-current assets 258,916 223,605 Total Assets 572,243 495,551 Liabilities and Shareholders' Equity Current liabilities Accounts payable 156,393 115,899 Billings in excess of costs — 3,766 Compensation and other employee benefits 41,790 39,304 Short-term debt 4,500 4,000 Other accrued liabilities 22,303 19,209 Total current liabilities 224,986 182,178 Long-term debt, net 69,137 73,211 Deferred tax liability 55,358 55,329 Other non-current liabilities 1,462 1,461 Total non-current liabilities 125,957 130,001 Total liabilities 350,943 312,179 Commitments and contingencies Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 11,266,906 and 11,120,528 shares issued and outstanding as of December 31, 2018 and 2017, respectively 113 111 Additional paid in capital 71,729 67,526 Retained earnings 152,616 117,415 Accumulated other comprehensive loss (3,158) (1,680) Total shareholders' equity 221,300 183,372 Total Liabilities and Shareholders' Equity $ 572,243 $ 495,551 8

Exhibit 99.1 VECTRUS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS Year Ended December 31, (In thousands) 2018 2017 2016 Operating activities Net income $ 35,296 $ 59,497 $ 23,655 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 1,798 1,686 1,920 Amortization of intangible assets 1,999 — — Loss on disposal of property, plant, and equipment 348 — 405 Stock-based compensation 4,096 4,467 4,649 Amortization of debt issuance costs 426 1,464 1,198 Changes in assets and liabilities: Receivables (24,646) 178 37,814 Other assets (8,193) 3,455 (13,903) Accounts payable 29,960 (4,346) (3,766) Billings in excess of costs — 2,345 (4,605) Deferred taxes 475 (35,321) (2,163) Compensation and other employee benefits 178 3,256 (1,808) Other liabilities (1,681) (1,271) (6,778) Net cash provided by operating activities 40,056 35,410 36,618 Investing activities Purchases of capital assets (10,025) (2,344) (741) Proceeds from the disposition of assets 33 — 116 Acquisition of business, net of cash acquired (36,855) — — Distributions from equity investment — — 573 Net cash (used in) investing activities (46,847) (2,344) (52) Financing activities Proceeds from issuance of long-term debt — 80,000 — Repayments of long-term debt (4,000) (86,000) (29,000) Proceeds from revolver 207,000 42,500 74,000 Repayments of revolver (207,000) (42,500) (74,000) Proceeds from exercise of stock options 1,595 2,031 2,146 Payment of debt issuance costs — (1,844) (221) Payments of employee withholding taxes on share-based compensation (880) (1,317) (987) Net cash (used in) financing activities (3,285) (7,130) (28,062) Exchange rate effect on cash (1,232) 3,866 (848) Net change in cash (11,308) 29,802 7,656 Cash-beginning of year 77,453 47,651 39,995 Cash-end of year $ 66,145 $ 77,453 $ 47,651 9

Exhibit 99.1 Supplemental Disclosure of Cash Flow Information: Interest paid $ 4,973 $ 5,886 $ 5,278 Income taxes paid $ 11,588 $ 4,802 $ 26,068 Purchase of capital assets on account $ 1,128 $ — $ — 10

Exhibit 99.1 Key Performance Indicators and Non-GAAP Financial Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted net income, adjusted EPS, EBITDA and EBITDA margin to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. Adjusted net income, adjusted diluted EPS, EBITDA and EBITDA margin, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net income and diluted EPS as determined in accordance with GAAP. Reconciliations of these items are provided below. "Adjusted net income" is defined as net income, adjusted to exclude items that may include, but are not limited to, other income; significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items and non- operating tax settlements or adjustments, such as revaluation of our deferred tax liability as a result of the Tax Cuts and Jobs Act, and net settlement of uncertain tax positions. "Adjusted diluted EPS" is defined as adjusted net income divided by the weighted average diluted common shares outstanding. "EBITDA" is defined as operating income, adjusted to exclude depreciation and amortization. "EBITDA margin" is defined as EBITDA divided by revenue. 11

Exhibit 99.1 Three Months Ended (In thousands, except per share data) December 31, Year Ended December 31, Adjusted Net Income and Adjusted Diluted Earnings Per Share (Non-GAAP Measures) 2018 2017 2018 2017 Net income $ 10,123 $ 41,567 $ 35,296 $ 59,497 Revaluation of deferred tax liability 1 — (35,139) — (35,139) Non-recurring return to provision true-ups 2 (1,854) — (1,854) — Adjusted net income $ 8,269 $ 6,428 $ 33,442 $ 24,358 GAAP EPS, diluted $ 0.89 $ 3.70 $ 3.10 $ 5.31 Adjusted EPS, diluted $ 0.73 $ 0.57 $ 2.94 $ 2.17 Weighted average common shares outstanding, diluted 11,369 11,234 11,378 11,209 1 Change in deferred tax liability related to change in federal tax rate under Tax Cuts and Jobs Act. 2 One-time tax benefit. (In thousands, except operating margin and Three Months Ended Year Ended EBITDA margin) December 31, December 31, EBITDA (Non-GAAP Measures) 2018 2017 2018 2017 Revenue $ 329,559 $ 295,783 $ 1,279,303 $ 1,114,788 Operating Income 12,647 10,277 48,323 41,220 Operating Margin 3.8% 3.5% 3.8% 3.7% Add: Depreciation and Amortization 1,252 545 3,798 1,686 EBITDA $ 13,899 $ 10,822 $ 52,121 $ 42,906 EBITDA Margin 4.2% 3.7% 4.1% 3.8% 12

Exhibit 99.1

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client *(In thousands)*	Year Ended December 31, 2018	% of Total	Year Ended December 31, 2017	% of Total	Year Ended December 31, 2016	% of Total
Army	934,427	73%	915,554	82%	1,004,842	84%
Air Force	259,511	20%	177,338	16%	165,611	14%
Navy	38,802	3%	21,896	2%	20,066	2%
Other	46,564	4%	—	—%	—	—%
Total revenue	$ 1,279,304	100%	$ 1,114,788	100%	$ 1,190,519	100%

Revenue by Contract Type *(In thousands)*	Year Ended December 31, 2018	% of Total	Year Ended December 31, 2017	% of Total	Year Ended December 31, 2016	% of Total
Cost-plus and cost-reimbursable [1]	995,415	78%	818,908	73%	892,842	75%
Firm-fixed-price	283,889	22%	295,880	27%	297,677	25%
Total revenue	$ 1,279,304	100%	$ 1,114,788	100%	$ 1,190,519	100%

[1] Includes time and material contracts

Revenue by Contract Relationship *(In thousands)*	Year Ended December 31, 2018	% of Total	Year Ended December 31, 2017	% of Total	Year Ended December 31, 2016	% of Total
Prime contractor	1,200,726	94%	1,083,485	97%	1,131,773	95%
Subcontractor	78,578	6%	31,303	3%	58,746	5%
Total revenue	$ 1,279,304	100%	$ 1,114,788	100%	$ 1,190,519	100%

Revenue by Geographic Region *(In thousands)*	Year Ended December 31, 2018	% of Total	Year Ended December 31, 2017	% of Total	Year Ended December 31, 2016	% of Total
Middle East	889,620	70%	871,821	78%	976,586	82%
United States	269,750	21%	168,003	15%	157,161	13%
Europe	119,934	9%	74,964	7%	56,772	5%
Total revenue	$ 1,279,304	100%	$ 1,114,788	100%	$ 1,190,519	100%

Source: Vectrus, Inc.

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